Exhibit 99.1

ProShares Announces ETF Share Splits

ProShares Share Splits of Seven ETFs; Reverse Share Splits of Eight ETFs

Bethesda, MD, May 24, 2013—ProShares, a premier provider of alternative ETFs, announced today share splits on seven of its ETFs and reverse share splits on eight of its ETFs. The splits and reverse splits will not change the value of a shareholder’s investment.

Splits

Seven ETFs will split shares 2-for-1.

Ticker	Fund	Split Ratio
UGE	ProShares Ultra Consumer Goods	2:1
UPRO	ProShares UltraPro S&P500®	2:1
UMDD	ProShares UltraPro MidCap400	2:1
UWC	ProShares Ultra Russell3000	2:1
RXL	ProShares Ultra Health Care	2:1
UCC	ProShares Ultra Consumer Services	2:1
URTY	ProShares UltraPro Russell2000	2:1

All splits will apply to shareholders of record as of the close of the markets on June 5, 2013, payable after the close of the markets on June 7, 2013. The funds will trade at their post-split price on June 10, 2013. The ticker symbol and CUSIP numbers for the funds will not change.

The splits will decrease the price per share of each fund with a proportionate increase in the number of shares outstanding. For example, for the 2-for-1 splits, every pre-split share will result in the receipt of two post-split shares, which will be priced at half the net asset value (“NAV”) of a pre-split share.

Illustration of a Split

The following table shows the effect of a hypothetical 2-for-1 split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	100	$100.00	$10,000.00
Post-Split	200	$50.00	$10,000.00

Reverse Splits

Eight funds will reverse split shares at the following split ratios:

Ticker	Fund	Split Ratio	Old CUSIP	New CUSIP
KOLD	ProShares UltraShort DJ-UBS Natural Gas	1:4	74347W767	74347W387
VIXY	ProShares VIX Short-Term Futures ETF	1:5	74347W692	74347W361
UVXY	ProShares Ultra VIX Short-Term Futures ETF	1:10	74347W411	74347W379
DUG	ProShares UltraShort Oil & Gas	1:4	74347X591	74348A525
FINZ	ProShares UltraPro Short Financials	1:4	74348A574	74348A517
TTT	ProShares UltraPro Short 20+ Year Treasury	1:4	74347X740	74348A491
SJF	ProShares UltraShort Russell1000 Value	1:4	74347R453	74348A483
EFU	ProShares UltraShort MSCI EAFE	1:4	74347R339	74348A475

All reverse splits will be effective at the market open on June 10, 2013, when the funds will begin trading at their post-split price. The ticker symbol for the funds will not change. All funds undergoing a reverse split will be issued a new CUSIP number.

The reverse splits will increase the price per share of each fund with a proportionate decrease in the number of shares outstanding. For example, for a 1-for-4 reverse split, every four pre-split shares will result in the receipt of one post-split share, which will be priced four times higher than the NAV of a pre-split share.

Fractional Shares from Reverse Splits

For shareholders who hold quantities of shares that are not an exact multiple of the reverse split ratio (for example, not a multiple of 4 for a 1-to-4 reverse split), the reverse split will result in the creation of a fractional share. Post-reverse split fractional shares will be redeemed for cash and sent to your broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

Illustration of a Reverse Split

The following table shows the effect of a hypothetical 1-for 4 reverse split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	1,000	$10.00	$10,000.00
Post-Split	250	$40.00	$10,000.00

About ProShares

Offering the nation’s largest lineup of alternative ETFs, ProShares helps investors to go beyond the limitations of conventional investing and face today’s market challenges. Each ProShares ETF provides access to an alternative investment strategy delivered with the liquidity, transparency and cost effectiveness of an ETF. ProShares’ lineup of 141 ETFs includes Global Fixed Income, Hedge Strategies, Geared (leveraged and inverse), and Inflation and Volatility ETFs.

Media Contact:

Tucker Hewes, Hewes Communications, Inc., 212.207.9451, tucker@hewescomm.com

ProShares has the largest lineup of alternative ETFs in the United States according to Financial Research Corporation (“FRC”), based on analysis of all the known alternative ETF providers (as defined by FRC) by their number of funds and assets (as of 3/31/2013).

ProShares’ geared (leveraged and inverse) ETFs seek returns that are 3x, 2x, -1x, -2x or -3x the return of an index or other benchmark (target) for a single day, as measured from one NAV calculation to the next, before fees and expenses. Due to the compounding of daily returns, ProShares’ returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

Investing involves risk, including the possible loss of principal. These Funds are non-diversified and entail certain risks, including risk associated with the use of derivatives (swap agreements, futures contracts and similar instruments), imperfect benchmark correlation, and market price variance, all of which can increase volatility and decrease performance. Short ProShares should lose money when their benchmarks or indexes rise. Narrowly focused investments and investments in smaller companies typically exhibit higher volatility. Bonds will decrease in value as interest rates rise. International investments may also involve risk from unfavorable fluctuations in currency values, differences in generally accepted accounting principles, and from economic or political instability. There is no guarantee any ProShares ETF will achieve its investment objective.

Investing in ETFs involves a substantial risk of loss. KOLD, VIXY and UVXY are not investment companies regulated under the Investment Company Act of 1940 and are not afforded its protections. Please read the prospectuses carefully before investing. KOLD, VIXY and UVXY invest in futures. VIX futures are among the most volatile futures contracts. A fund’s exposure to its index may subject that fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that fund. VIX futures indexes are mean reverting; funds benchmarked to them should not be expected to appreciate over extended periods. Due to defined time periods and other features, VIX futures indexes and funds benchmarked to them can be expected to perform differently than the VIX. These ETFs are not suitable for all investors.

Carefully consider the investment objectives, risks, charges and expenses of ProShares before investing. This and other information can be found in their summary and full prospectuses. Read them carefully before investing. Obtain them from your financial adviser or broker/dealer representative or by visiting ProShares.com.

This information must be accompanied or preceded by a current ProShares Trust II prospectus (http://www.proshares.com/funds/trust_ii_prospectuses.html). ProShares Trust II (issuer) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling toll-free 866.776.5125, or visit ProShares.com.

“Standard & Poor’s,®” “S&P,®” “S&P 500,®” “S&P MidCap 400,®” “Standard & Poor’s 500®” and “S&P 500® VIX® Short-Term Futures IndexTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”). “Dow Jones Index,” “DJ,” “Dow Jones U.S. Sector Indexes,” “Dow Jones Select Sector Indexes,” “Dow Jones-UBS Commodity Indexes,SM” and the names identifying each of the individual “Dow Jones-UBS SubindexesSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS Securities, LLC, UBS AG (“UBS AG”), as the case may be. The “Russell 3000® Index,” “Russell 2000® Index,” “Russell 1000® Value Index,” and “Russell®” are trademarks of Russell Investment Group. “MSCI,” “MSCI Inc.,” “MSCI Index” and “EAFE” are service marks of MSCI. “Barclays” and “Barclays Inc.” are trademarks of Barclays Inc. All have been licensed for use by ProShares. “VIX®” is a trademark of the

Chicago Board Options Exchange, Incorporated (“CBOE”) and CBOE has agreed that S&P may use the “VIX®” trademark in the names of the Indexes as licensed to ProShares. “Dow Jones Indexes” is the marketing name and a licensed trademark of CME Group Index Services LLC (“CME Indexes”). “Dow Jones Indexes” is a service mark of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and has been licensed to CME Indexes. ProShares have not been passed on by these entities or their subsidiaries or affiliates as to their legality or suitability. ProShares are not sponsored, endorsed or promoted by these entities or their subsidiaries or affiliates, and they make no representation regarding the advisability of investing in ProShares. THESE ENTITIES AND THEIR SUBSIDIARIES AND AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO PROSHARES.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor or sponsor.